                                             File No. 70-8973


             SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549

               POST-EFFECTIVE AMENDMENT NO. 1

                             TO

                 APPLICATION OR DECLARATION

                             ON

                          FORM U-1

                            UNDER

       THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                ALLEGHENY POWER SYSTEM, INC.
                    10435 Downsville Pike
                    Hagerstown, MD  21740

                         AYP CAPITAL
                    10435 Downsville Pike
                    Hagerstown, MD  21740

_____________________________________________________________
(Name of company or companies filing this statement and addresses of principal executive offices)

                Allegheny Power System, Inc.


_____________________________________________________________
(Name of top registered holding company parent of each applicant or declarant)

                         Thomas K. Henderson, Esquire
                         Vice President
                         Allegheny Power
                         10435 Downsville Pike
                         Hagerstown, MD 21740


_____________________________________________________________
(Name and address of agent for service)

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      Applicant Hereby Amends and Supplements Item 1 -
Description of Proposed Transaction by filing the following:




     The description in the Appliance and Equipment
Warranties section on page 6 of the Application is supplemented by adding the following sentence:

     "The appliance and equipment repair warranty program will end December 31, 1999 unless further Commission approval of the program is no longer required or the Commission has approved the continuation of the program pursuant to a new application."

     The description in the Sale and Installation of Power
Quality Devices section beginning on page 6 of the Application is supplemented by adding the following two sentences:

     "The aggregate amount of equipment financing leasing outstanding at any one time under Applicant's power quality program will not exceed $4 million;" and

     "The provision of power quality services will not last beyond December 31, 1999 unless further Commission approval of the program is no longer required or the Commission has approved continuation of the program pursuant to a new application."

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                          SIGNATURE

     Pursuant to the requirements of the Public Utility
Holding Company Act of 1935, the undersigned companies have caused this statement to be signed on its behalf by the undersigned thereto duly authorized.


                              Allegheny Power System, Inc.
                              AYP Capital, Inc.


                           By: /s/ Philip J. Bray
                                   Philip J. Bray
                                   Counsel



Dated: February 5, 1997